                                     FORM OF
                          EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the "Agreement") is between Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (the "Manager"), and The DLB Fund Group, a Massachusetts business trust (the "Trust"), effective as of the first day of November, 2004.

WHEREAS, the Trust is an open-end diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, DLB Fixed Income Fund (the "Fund") is a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Fund and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreement;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1.   Expense Limitation

The Manager agrees to waive 0.08% of class-specific expenses of Classes N, A and L for the DLB Fixed Income Fund through February 28, 2006.

This Agreement cannot be terminated unilaterally by the Manager.

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the [ ] day of [ ], 2004.
                 --          --

                                        MASSACHUSETTS MUTUAL LIFE
                                        INSURANCE COMPANY


                                        By:
                                            ------------------------------------
                                            James S. Collins,
                                            Vice President and Actuary


                                        THE DLB FUND GROUP
                                        on behalf of DLB FIXED INCOME FUND


                                        By:
                                            ------------------------------------
                                            [   ], [   ]
                                             ---    ---